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                           FORM N-4, ITEM 24(b)

 8.47 Form of Selling Group Agreement between Teachers Advisors, Inc., Teachers Personal Investors Services, Inc., OneAmerica Securities, Inc. and American
                        United Life Insurance Company(R)
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Teachers Personal Investors Services, Inc.

Distributor of TIAA-CREF Mutual Funds 730 Third Avenue New York, New York 10017

SELLING GROUP AGREEMENT

AGREEMENT, made as of December 21, 2009, among Teachers Personal Investors Services, Inc. ("Distributor"), Teachers Advisors, Inc. ("TAl"), OneAmerica Securities, Inc. ("Dealer"), CRD Number 4173, and American United Life Insurance Company ("AULIC") (each, a "Party").

This Selling Group Agreement is intended to facilitate the purchase, sale, exchange and transfer of shares ("Shares") of the series and classes of the TIAA-CREF Funds (the "Trust") listed in Exhibit A (each, a "Fund" and, together, the "Funds"). Distributor may periodically change the list of Funds by giving you written notice of the change

Dealer wishes to make Shares of the Funds available to its customers, the separate accounts of AULIC ("Customers") and shall purchase, sell, exchange and transfer Shares from Distributor based on orders and instructions Dealer receives from Customers from time to time.

Distributor is the principal underwriter of the Shares of the Funds, and wishes to make Shares of the Funds available to the Customers, all upon the terms and conditions set forth below. TAl is the investment advisor and administrator for the Retirement Class Shares of the Funds

1.

Purchases of Shares of the Funds for Sale to Customers

(a)

In offering and selling Shares of the Funds to Customers, Dealer agrees to act as dealer for its own account; Dealer is not authorized to act as agent for Distributor, TAl or for any Fund.

(b)

Dealer shall offer and sell Shares of the Funds to Customers only in accordance with the terms and conditions set forth in each Fund's current prospectus, which incorporates the relevant Statement of Additional Information by reference (together, the "Prospectus"). Dealer agrees to deliver or cause to be delivered to each Customer, at or prior to the time of any purchase of Shares, a copy of the then current prospectus, unless such prospectus has already been delivered to the customer, and to each Customer who so requests, a copy of the then current Statement of Additional Information.

(c)

Dealer shall purchase Shares of the Funds from Distributor only to cover purchase orders that Dealer has already received from Customers, or for Dealer's own investment. Dealer further agrees not to purchase any Shares of Funds from Customers at a price lower than the applicable redemption price, determined in the

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manner described in the Prospectus. Dealer will not withhold placing Customers'
orders so as to profit as a result of such withholding (for example, by a change in a Fund's net asset value from that used in determining the offering price to Customers). Dealer represents that any order, instruction and/or related information transmitted to Distributor by Dealer for the purchase, redemption or exchange of Shares of the Funds has been authorized by Customers.

2. Order Acceptance and Rejection. Dealer agrees that all purchase orders for Shares of the Funds are subject to acceptance or rejection by Distributor or the Trust, in their respective sole discretion, and if accepted, become effective only upon confirmation by Distributor. The Funds or Distributor also may reject or delay redemption orders to the extent permitted by applicable law. Distributor will not accept any conditional orders for the purchase, sale, exchange or transfer of Shares of the Funds or any such orders subject to any delay or contingency prior to execution.

3. Authority of Funds' Prospectus. To the extent the Prospectus contains provisions that are inconsistent with the terms of this Selling Group Agreement, the terms of the Prospectus shall be controlling.

4.

Dealer Compensation

(a) Dealer's compensation, if any, on sales of Shares of the Funds will be as provided in the Exhibits to this Agreement. Upon advance written notice to Dealer, Distributor may change or discontinue any schedule of compensation or concessions, or issue a new schedule.

(b) If certain Funds or classes of the Funds have an active plan pursuant to Rule 12b-1 under the Investment Company Act of 1940 (a "Plan"), and Dealer sells those Funds or classes, then Distributor may make distribution payments or service payments to Dealer under the Plan. In that event, Distributor and Dealer will comply with the terms of an Addendum to this Agreement that sets out the terms and operation of the Plan, and payments that can be made to Distributor in more detail. If a Fund does not have a currently effective Plan, Distributor may make distribution payments or service payments to Dealer from its own funds.

(c) Any service payments made to Dealer by Distributor or TAl are made in consideration for personal services and/or account maintenance or recordkeeping services provided by Dealer to Customers.

(d) If any Shares of the Funds sold to Customers are redeemed by the issuing Fund or tendered for redemption by the customer within seven (7) business days after the date of the original purchase order for such Shares, Dealer shall refund promptly to Distributor the full amount of any concession, distribution payment or service payment allowed or paid to Dealer on such shares and if not yet allowed or paid to Dealer, to forfeit the right to receive any concession, distribution payment, or service payment allowable or payable to Dealer on such Shares.

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5.

Sales and Pricing of Shares; Reporting; Share Class Eligibility.

(a) Orders for transactions in Shares of the Funds received in good order by Distributor shall be effected at the net asset value next determined after such good order is received, unless an order is otherwise rejected in accordance with
Section 2 of this Selling Group Agreement.

(b) Dealer agrees to follow any written guidelines or standards relating to the receipt of instructions and transmission of orders regarding transactions in Shares of the Funds as may be provided to Dealer by Distributor, as well as to follow any applicable federal and/or state securities laws, rules or regulations governing Dealer's activities hereunder. Dealer shall transmit orders for Shares of the Funds only with the Funds or Distributor (or their designated agents), shall date and time stamp all instructions for transactions in Shares of the Funds received by Dealer from the Customers, and promptly shall transmit orders for transactions in Shares of the Funds based on such instructions, in accordance with this Agreement and the Prospectus of the Funds. As required by applicable law, Dealer or its designee shall confirm the transaction with the Customers, with such confirmation to be based on the net asset value per Share provided to Dealer in writing by the Funds, Distributor or their designated agent in accordance with this Agreement.

(c) Dealer agrees to furnish Distributor with such information as Distributor may reasonably request from time to time in order for Distributor to verify Dealer's compliance with the terms ofthis Agreement (including, without limitation, periodic certifications confirming the provision of Dealer's record-keeping services to its customers in a manner consistent with the terms of this Agreement).

(d) Distributor agrees to purchase and sell the Shares of the Funds identified on Exhibit A to Dealer for resale or repurchase to Customers only in accordance with the current eligibility requirements, as specified in the Prospectuses for the Funds, which requirements may be modified by Distributor from time to time in its discretion. On a quarterly basis and as otherwise requested by Distributor from time to time, Dealer shall submit to Distributor a report listing (i) each Customer that beneficially owns Shares through Dealer, and (ii) the amount of each class of Shares of the Funds held by Dealer for each such Customer (in dollars and shares). This information will be provided separately for each Fund and each account maintained by Dealer. Distributor reserves the right to discontinue availability of Shares of any of the Funds at any time and for any reason without prior notice.

6. Transaction Processing Procedures. Transactions in Shares of the Funds will normally follow National Securities Clearing Corporation's ("NSCC") Fund/SERV Processing Procedures. The rules and procedures ofNSCC shall govern transactions of Shares of the Funds through NSCC by Dealer. Shares of the Funds shall be transacted and serviced on an Omnibus Level 0 basis on the NSCC FundiSERV system unless otherwise agreed to in writing by both

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parties. In the event of equipment failure or technical malfunction of NSCC or either Party, or either Party's inability to otherwise perform transactions pursuant to NSCC's FundlSERV Processing Procedures, upon the parties' mutual consent, which consent shall be in a writing signed by both parties, the parties shall follow the Manual Processing Procedures outlined in Exhibit C in processing transactions in Shares of the Funds.

7. Payment for Purchase of Shares. Payment for the purchase of Shares of the Funds shall be in Federal funds, received through NSCC's standard mutual fund settlement procedures by the Funds' transfer agent on the first business day following placement by Dealer of a Customer's order to purchase such Shares. If such payment is not received within the time frame referenced above, the Distributor and the Funds reserve the right, without notice, to immediately cancel the sale, or at the Distributor's option, to sell the Shares of the Funds ordered by Dealer back to the Funds, at the then current net asset value, in which case Dealer agrees to be responsible for any losses, charges, costs, fees, interest or other expenses suffered by Distributor or the Funds resulting from Dealer's failure to make payment as described above, including losses as a result of portfolio transactions effected by the Funds based upon the anticipated net purchase of Shares of the Funds.

8.

Provision of Sales Material.

(a) Except as provided below in subsection (b), Dealer shall have no authority to make any representations concerning Shares of the Funds except such representations as may be contained in the Funds' then current Prospectus, and in such other printed information as the Funds or Distributor distribute to Dealer for public use. Except for the Prospectus and other materials provided by the Funds or Distributor to Dealer, and as provided below in subsection (b), Dealer shall have no authority to distribute or publish any materials relating to the Funds or any of its Shares through any electronic or non-electronic medium (including without limitation, promotional materials, sales literature, advertisements, press releases, announcements, posters, signs and other similar materials) without the prior written approval of Distributor.

(b) Dealer may, without written approval from Distributor: (i) list the names of the Funds in its marketing or enrollment documents and (ii) use information concerning the Funds obtained from the then current Prospectus or publicly available databases maintained by Morningstar, Inc. Ibbotson, and others commonly used in the securities industry, and derivative information from such databases, in Dealer's fund fact sheets and other descriptive materials concerning the Funds, provided that, to the extent the information comes ttom such a database, Dealer identifies the database as the direct or indirect source of such data. Dealer will provide any other sales literature or promotional material prepared by or on behalf of Dealer in which Distributor or any Fund is named, at least ten (10) business days prior to its proposed use, for Distributor's review and approval, which shall not be unreasonably withheld. Dealer acknowledges and agrees that, notwithstanding Distributor's review and approval, Dealer is responsible for the content of such literature or materials and their compliance with applicable law and FINRA Rules.

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(c) Dealer may not distribute or make available to Customers any information provided by Distributor to Dealer marked "For Dealer Use Only" or that otherwise indicates that is confidential or not intended to be distributed to investors.

(d) Distributor remains the owner with all right, title and interest in any sales literature or advertising materials furnished by Distributor to Dealer, whether furnished directly or approved by Distributor in writing. Dealer shall use any sales literature or advertising materials only in the form and manner furnished by Distributor and not to create or disseminate any derivative materials without Distributor's express written approval. Distributor is not responsible for the content of any such derivative materials.

(e) Upon written notice from Distributor or the termination of this Agreement, Dealer shall cease immediately all use of any sales literature or advertising materials furnished or approved in writing by Distributor and shall destroy, at Dealer's expense, such sales literature or advertising materials. Dealer shall provide Distributor will a written certification, upon request, that all such sales literature and advertising materials have been destroyed, except to the extent that Dealer may be required to retain copies to comply with applicable law.

(f) Dealer grants Distributor the right, solely for the duration of this Agreement, to use its name and logo in a (full or representative) list of firms who act as an intermediary for the Funds.

9. Qualification of Funds' Shares. Dealer shall have no responsibility for the qualification of Shares of the Funds in the various states, including the filing of state notices respecting such Shares. Dealer may not sell Shares of the Funds in states or territories in which Shares have not been qualified for sale. Distributor shall provide Dealer with a list, as may be updated from time to time, of states and territories in which Shares of the Funds have been qualified for sale. If required in the future for compliance with applicable blue sky law, Dealer shall, if requested by the Distributor, furnish the Funds or its designee with monthly written statements of the number of Shares of each Fund purchased in the various jurisdictions on behalf of Customers in which a fixed (as opposed to unlimited) number of Fund Shares are covered by notice filings or in which sales reports are required by such jurisdictions.

10. Dealer Services. Dealer shall provide shareholder, administration and recordkeeping services to the Customers with respect to their investments in the Funds. Such services shall include the maintenance of record of purchases, sales, exchanges and transfers of Shares of the Funds by the Customers. Dealer also shall provide the Customers with account statements documenting such transactions in compliance with applicable legal requirements. Dealer also shall be responsible for complying with all applicable federal, state and local tax reporting requirements regarding the Customers' transactions in Shares. In addition, Dealer shall: (i) aggregate and process instructions from the Customers regarding transactions in Shares; (ii) respond to inquiries about the Funds from the Customers; (iii) process dividend payments on behalf of the Customers that have invested in one of more of the Funds; (iv) provide subaccounting services to plans regarding shares beneficially held by participants of such plans; (v) forward shareholder communications, such as proxies, shareholder reports, dividend and tax

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notices, and updated Prospectuses, to the Customers that invested in one or more of the Funds, to the extent required by applicable law; and (vi) provide such other information and services as the Funds and/or Distributor may reasonably request, to the extent that Dealer is permitted by applicable law to do so. The provision of shareholder and administrative services by Dealer to the Customers shall be the responsibility of Dealer and not Distributor. Dealer shall maintain adequate accounting and reporting systems to collect and provide such information to Customers.

11. Provision of Funds' Prospectus and other Reports. Distributor shall, at its cost, prepare, in written and electronic form, and arrange for the delivery to Dealer or Dealer's agent, the Funds' Prospectus, in connection with Customers' first purchase of a Fund and as updated thereafter, supplements thereto, shareholder reports, proxy materials and any other shareholder communications. Dealer or Dealer's agent shall, at Dealer's cost, deliver these documents and materials, and Dealer or its agent shall use reasonable efforts to assist in the solicitation of proxies for Shares of the Funds held for the Customers as beneficial owners.

12. Access to Books and Records. Distributor shall maintain and preserve all books and records that it creates pursuant to this Agreement, in compliance with all applicable laws, rules and regulations. Dealer shall maintain and preserve all books and records that it creates regarding Customer transactions in Shares of the Funds, and services that Dealer provides to the Customers pursuant to this Agreement, in compliance with applicable law. Upon the reasonable request of a Party to this Agreement, another Party shall: (i) furnish copies or provide access to such applicable books and records that are required to respond to a request or order by a court of competent jurisdiction, a regulatory authority or NSCC pertaining to any and all transactions covered by this Agreement and (ii) furnish such other information as the Party or the Funds and/or Distributor might reasonably request, including, without limitation, state-specific sales information and independent reviews or audits of Dealer's internal controls and processes, to the extent related to the distribution and services performed hereunder and as permitted by applicable law. Dealer will also reasonably cooperate with the Funds and Distributor in connection with the Funds' annual compliance review and report pursuant to Rule 38a-l under the Investment Company Act of 1940 ("Investment Company Act"). The obligations imposed in this Section shall survive the termination of this Agreement.

13. Customer Complaints. Dealer shall provide Distributor with reasonable notice of: (i) any complaints by the Customers related to Shares of the Funds purchased, sold, exchanged or transferred pursuant to this Agreement, which complaints have resulted in arbitrations between Dealer and the Customers; and
(ii) any regulatory inquiries, or the institution of regulatory proceedings against Dealer, related to the performance of Dealer's duties and obligations under this Agreement.

14. Redemption Fees. Dealer and AULIC will reasonably cooperate with the current and any future implementation of redemption fees imposed on sales, exchanges or transfers of Shares of the Funds as set forth in the Prospectus, and will calculate, assess and remit such redemption fees in accordance with instructions received from Distributor and/or T AI from time to time. To the extent that any such redemption fee is now or is in the future imposed and Dealer is unable to

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assess and remit such fee, Dealer acknowledges that Distributor may assess directly such fee, charge Dealer for the appropriate amount or terminate this Selling Group Agreement.

15. Representations, Warranties and Covenants. The Parties represent, warrant and covenant that:

(a)Each Party is free to enter into this Agreement and that by doing so it will not breach or otherwise impair any other agreement or understanding with any other person, corporation or entity;


(b)Each Party has full power and authority under its organizational documents and under applicable law, and has taken all action necessary, to enter into and perform this Agreement and the person executing this Agreement on each Party's behalf is duly authorized and empowered to execute and deliver this Agreement;

(c)Each of Distributor and Dealer is and shall remain throughout the term of this Agreement (i) a broker-dealer registered with the Securities and Exchange Commission, qualified to act as a broker-dealer in the States where it transacts business and a member in good standing of the Financial Industry Regulatory Authority ("FINRA," formerly known as the "NASD"); (ii) an investment adviser registered under the Investment Advisers Act of 1940; (iii) a bank or trust company which is a member of the Federal Reserve System or is supervised and examined by state or federal authorities having supervision over banks; (iv) an insurance company which is supervised and examined by state authorities having supervision over insurance companies; or (v) a transfer agent or clearing agency registered under the Securities Exchange Act of 1934. Each Party agrees that termination of such status at any time shall terminate this Agreement forthwith, and that suspension of such status at any time shall automatically suspend this Agreement for the duration of such suspension;






(d)Each Party shall through the term of this Agreement comply with the requirements of all applicable laws, rules and regulations, including without limitation, all federal and state securities laws, rules and regulations, in performing and observing all of its duties, obligations and covenants set forth or contemplated by this Agreement;



(e)Each Party shall at all times act in good faith and exercise reasonable care in performing and observing all of its duties, obligations and covenants set forth or contemplated by this Agreement and shall be liable for any failure to act in good faith or exercise such reasonable care;



(f)Dealer will not withhold placing a customer's order in such a manner as to profit itself as a result of such withholding;



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(g)Dealer will keep confidential all proprietary information of the Distributor and the Funds and will disclose such information to third parties only upon receipt of written authorization from Distributor or as may be required or permitted by applicable law or regulation. Notwithstanding the foregoing, Dealer may disclose such information relating to the Distributor and the Funds to Dealer's employees, attorneys, auditors and other representatives solely for purposes of performing Dealer's obligations under this Agreement as necessary in the ordinary course of business to carry out the purposes for which such information was disclosed to Dealer. Dealer will not share or otherwise use nonpublic personal information in violation of or in a manner inconsistent with applicable privacy laws, including, but not limited to Title V of the Gramm Leach Bliley Act of 1999 ("GLB"), the Fair Credit Reporting Act, as amended by the Fair and Accurate Credit Transactions Act of2003, and applicable state laws;



(h)Dealer will maintain sufficient procedures to detect and respond to security breaches and maintain reasonable procedures to detect and respond to widely known security failures pursuant to applicable state and federal law and will immediately notify Distributor and the Funds of any security breaches which have compromised nonpublic personal information requiring notification to Customers under state or federal security breach laws; and



(i)Dealer will implement appropriate security measures, policies and procedures that are designed to meet the objectives of GLB guidelines to establish standards for safeguarding customer information. Dealer will implement appropriate measures ("Appropriate Measures") to do the following: (i) ensure the security and confidentiality of the nonpublic personal information as defined in GLB ("Customer Information"); (ii) protect against any anticipated threats or hazards to the security or integrity of Customer Information; (iii) protect against unauthorized access to or use of Customer Information that could result in substantial harm or inconvenience to any customer of the Distributor and the Funds; and (iv) ensure the appropriate disposal of the Customer Information by obtaining appropriate disposal procedures for records maintained on paper based or electronic form. Dealer will also institute and monitor procedures in line with the Appropriate Measures, monitor the effectiveness of its security measures, policies and procedures in meeting the Appropriate Measures, and promptly respond to any written request from Distributor or the Funds, by providing written confirmation summarizing the results of Dealer's monitoring.



(j) Dealer acknowledges that the Funds are mutual funds distributed to the general retail public, the Funds do not comply with Section 817(h) of the Internal Revenue Code, and to the extent Dealer uses or makes the Funds available in annuity contracts, the tax advantages of those contracts exist solely through certain types of tax-qualified benefit plans (i.e., plans under Internal Revenue Code sections 401 (a), 403(b), or 457(b). Dealer represents and warrants that it will make the Funds available in annuity contracts only through such plans.

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(k)All orders for Shares of the Funds forwarded by Dealer to Distributor to receive a Share price of the net asset value calculated as of a particular Business Day (as defined below) were, and in the future will be, received or made by Dealer prior to the close of regular trading on the New York Stock Exchange ("Exchange") of that day (generally, 4:00 p.m. ET). Orders received by Dealer before close of the Exchange on any Business Day shall not be aggregated with orders received at or after close of the Exchange. Dealer's internal systems for processing and transmitting orders are suitably and reasonably designed to prevent orders received at or after close of the Exchange on any Business Day from being aggregated with orders received before close of the Exchange. A "Business Day" shall be each day that the Exchange is open for business and on which a Fund determines its net asset value.



16.

Anti-Money Laundering, Office of Foreign Assets Control. and Anti-Terrorist Financing Obligations.

(a) AML Obligations and Program. Dealer hereby agrees and acknowledges that it is obligated to and will continue to comply with all applicable AML laws and regulations. Each Party represents and warrants that it has established and will maintain an anti-money laundering program (an "AML Program"), consisting of written internal policies, procedures and controls including a means for monitoring and identifying suspicious activity, the designation of an AML compliance officer (whose identity has been made known to the other Party and the Funds), an ongoing employee training program, an independent audit function to test such programs at least on an annual basis, and any additional applicable legal requirements. Dealer will provide Distributor, promptly upon written request, with such information as Distributor may reasonably request in order to confirm the existence and operation of Dealer's AML Program.

(b) Suspicious Activity and Other Transaction Reports. Dealer acknowledges that it is obligated to file with the Treasury Department, the IRS, FinCEN, the U.S. Customs Service and other regulatory bodies and organizations various reports and forms relating to suspicious activities and transactions, currency transactions or the transfer of currency or monetary instruments into or outside of the United States, including but not limited to, CTRs, CMIRs, and SAR-SFs. Dealer shall be responsible for filing all such reports for all omnibus and NSCC Level Three ("Networking") accounts covered by this Agreement. In connection with a NSCC Level Three account covered by this Agreement, Dealer shall, before filing a Form SAR-SF and promptly after filing another transaction report, notify Distributor's AML compliance officer (unless such notification is prohibited by law) and provide reasonable assistance to Distributor in carrying out Distributor's AML obligations. In addition, Dealer shall promptly notify Distributor, where permissible, regarding any Level Three account activity Dealer reasonably believes to be suspicious, not legitimate, not having a reasonably apparent explanation, or could support the filing

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of a Form SAR-SF. At Distributor's request, Dealer will provide Distributor with copies of other transaction reports and other communications that Dealer files with any of the regulatory bodies or organizations referenced above, including but not limited to, CTRs and CMIRs, unless the provision of such reports or communications is prohibited by law. Distributor reserves the right to make and file its own suspicious activity or other reports when it deems it necessary or appropriate; and Dealer recognizes that when Distributor does so, Distributor does not thereby assume any responsibility for making and filing reports on behalf of Dealer and/or relieve Dealer of its own responsibility for making and filing reports as necessary under US. or other laws and regulations.

(c) Restrictions and Conditions on Certain Accounts. Dealer represents and warrants that: (1) it has a written customer identification program ("CIP") consistent with Section 326 of the USA PATRIOT Act and the rules thereunder, (2) it is subject to a rule implementing 31 US.c. 5318(h), and (3) it is regulated by a Federal functional regulator as that term is defined under 31 C.F.R. 103.120(a)(2). Dealer further agrees and acknowledges that it is obligated to comply with other legal restrictions and conditions on opening and accepting certain accounts, including but not limited to the following requirements. At the time of the opening of any new account, and on an ongoing basis thereafter, Dealer will obtain reasonably sufficient information from each Customer to satisfy itself that the source of the Customer's funds is from lawful activities, that the assets being invested have been legitimately obtained, and that any disbursements to a Customer or third party are for legitimate purposes; and that opening and maintaining the account would not violate the provisions of various Executive Orders and regulations administered by the US. Treasury Department's Office of Foreign Assets Control ("OFAC") or be subject to other restriction based on such relevant government lists as may be published from time to time. Dealer will immediately inform Distributor of the existence of any account subject to an OF AC or government list restriction.

17. Indemnification; Limitation of Liability.

(a)

Dealer shall indemnify and hold Distributor, the Funds, TAl, and their respective agents, affiliates, assigns, officers, directors, trustees and employees (collectively, "Affiliates') harmless from and against any and all damages, losses, liabilities, obligations, penalties, fines, sums paid in settlement, costs and expenses including, without limitation, reasonable attorneys' fees (collectively, "Losses") resulting from the misconduct or negligence of Dealer or any of its officers, directors, employees, agents or registered representatives in carrying out Dealer's obligations under this Agreement, except to the extent such losses are caused by Distributor's willful misconduct or gross negligence in the performance, or failure to perform, its obligations under this Agreement. This provision shall survive termination of this Agreement.

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(b)Distributor shall indemnify and hold Dealer and Dealer's Affiliates harmless from and against any Losses resulting from the misconduct or negligence of Distributor and its agents and employees in carrying out Distributor's obligations under this Agreement, except to the extent such losses are caused by Dealer's willful misconduct or gross negligence in the performance, or failure to perform, its obligations under this Agreement. This provision shall survive termination of this Agreement.

(c)If any third party threatens to commence or commences any action for which one Party (the "Indemnifying Party") is required to indemnify the other (the "Indemnified Party"), the Indemnified Party shall promptly give notice thereof to the Indemnifying Party. The Indemnifying Party shall be entitled, at its own expense and without limiting its obligations to indemnify the Indemnified Party, to assume control of the defense of such action with counsel selected by the Indemnifying Party, provided that such counsel is reasonably satisfactory to the Indemnified Party. If the Indemnifying Party assumes the control of the defense, the Indemnified Party may participate in the defense of such claim at its own expense. Without the prior written consent of the Indemnified Party, which consent shall not be withheld unreasonably, the Indemnifying Party may not settle or compromise the liability of the Indemnified Party in such action or consent to or permit the entry of any judgment in respect thereof unless in connection with such settlement, compromise or consent the Indemnified Party receives from such claimant an unconditional release from all liability in respect of such claim. The indemnities granted in this Section shall survive termination of this Agreement.

(d)Under no circumstances shall any Party incur liability for any indirect, incidental, consequential, exemplary, punitive or special damages (including, without limitation, lost profits) of any form incurred by any other Party, whether or not foreseeable and regardless of the form type of the action in which such a claim may be brought.

     18. Customer Lists. Distributor and TAl agree not to use any list of Customers which may be obtained in connection with this Agreement for the purpose of solicitation of any product or service without Dealer's express written consent. However, nothing in this Agreement shall be deemed to prohibit or restrict Distributor or its affiliates in any way from soliciting the general public, or any segment thereof, or any specific person or entity, provided such solicitation is not based upon such a list.

19. Complete Agreement. This Agreement supersedes and cancels any prior agreement between the parties hereto with respect to the sale of Shares of the Funds, and may be amended at any time and from time to time by written agreement of the parties hereto.

20. Applicable Law. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws (without regard, however, to conflicts of law principles) of the State of New York.

09 TIAA Cref Selling Group Agreement.doc 09 contract revised 07-

21. Notices. All communications and notices under this Agreement shall be given in writing and delivered personally or mailed by certified mail or overnight courier service to the Distributor and Dealer at the addresses specified at the end of this Agreement.

22. Effectiveness: Termination. This Agreement shall be effective as of the date first set forth above. Subject to Section 15(c) and (d) above, each party hereto has the right to cancel the Agreement in its entirety or with respect to any particular Fund on 90 days' notice to the other Party. In addition, the parties hereto may terminate this Agreement in its entirety or with respect to any particular Fund, upon their mutual written agreement, as of a mutually agreeable termination date. This Agreement shall terminate automatically if (i) either Party hereto files a petition for bankruptcy, (ii) a trustee or receiver is appointed for either Party hereto or its assets under federal bankruptcy laws, or (iii) an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970 is filed against either Party. This Agreement shall terminate automatically with respect to any Fund if the Distribution Agreement between the Distributor and that particular Fund is terminated.

23. Severability. If any provision of the Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

24. Successors and Assigns. This Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and permitted assigns. This Agreement may not be "assigned" (within the meaning of the Investment Company Act) by any Party hereto without the prior written consent of the other Party. Any attempted assignment in contravention hereof shall be null and void.

25. Non-Exclusivity. Each of the parties acknowledges and agrees that this Agreement and the arrangements described herein are intended to be non-exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities.

26. Amendment and Waiver. Neither this Agreement nor any provision hereof may be amended, waived, discharged or terminated orally. This Agreement, including its Exhibits, may be amended by Distributor at any time by written notice to Dealer, and Dealer's placing of an order or acceptance of payment of any kind after the effective date and receipt of notice of any such amendments shall constitute acceptance.

27. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any Party hereto may execute this Agreement by signing any such counterpart.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

09 TIAA Cref Selling Group Agreement.doc 09 contract revised 07-

The Parties have executed and delivered this Agreement as of the date first above written.

DISTRIBUTOR,

TEACHERS PERSONAL INVESTORS SERVICES, INC.
730 Third Avenue New York, NY 10017

By: Print Name:

TEACHERS ADVISORS, INC.
730 Third Avenue New York, NY 10017

By:


Print Name:
Title:

FINANCIAL SERVICES FOR THE GREATER GOOD"

09 TIAA Cref Selling Group Agreement.doc 09

DEALER,

ONEAMERICA SECURITIES, INC.
One American Square, PO Box 368 Indianapolis, IN 46206-0368

-

BY

Print Name: Title: AMERICAN UNITED LIFE INSURANCE COMPANY One American Square, PO Box 368 Indianapolis, IN 46206-0368

By: ~vw.L

Print Name:
Title:

contract revised 07-

EXHIBIT A LIST OF FUNDS

TlAA-CREF Funds (Note: Funds highlighted in Bold are subject to a Redemption
Fee)

Institutional Class

Equity Index Fund TIEIX 87244W508 Growth & Income Fund TIGRX 87244W409 Large-Cap Growth Fund TILGX 87244W334 LarQe-Cap Growth Index Fund TILIX 87244W680 Large-Cap Value Fund TRLlX 87244W730 LarQe-Cap Value Index Fund TILVX 87244W664 Mid-Cap Growth Fund TRPWX 87244W805 Mid-Cap Value Fund TIMVX 87244W862 Real Estate Securities Fund TIREX 87244W797 S&P 500 Index Fund TISPX 87244W714 Small-Cap Blend Index Fund* TISBX 87244W573 Small-Cap Equity Fund* TISEX 87244W839 Social Choice Equitv Fund TISCX 87244W300 International Equity Fund* TIIEX 87244W102 International Equity Index Fund* TCIEX 87244W516 Bond Fund TIBDX 87244W607 Bond Plus Fund TIBFX 886315506 Bond Index Fund TBIIX 87245M848 High Yield Fund* TIHYX 886315795 Inflation-Linked Bond Fund TIILX 87244W482 Managed Allocation Fund TIMIX 886315837 Short-Term Bond Fund TISIX 886315803 Tax-Exempt Bond Fund TITIX 886315860 Enhanced International Equity Index* TFIIX 886315555 Enhanced Large-Cap Growth Index TLIIX 886315548 Enhanced LarQe-Cap Value Index TEVIX 886315530 Lifecvcle 2010 Fund TCTIX 886315662 Lifecycle 2015 Fund TCNIX 886315654 Lifecvcle 2020 Fund TCWIX 886315647 Lifecycle 2025 Fund TCYIX 886315639 Lifecvcle 2030 Fund TCRIX 886315621 Lifecycle 2035 Fund TCIIX 886315613 Lifecycle 2040 Fund TCOIX 886315597 Lifecvcle 2045 Fund TTFIX 886315589 Lifecycle 2050 Fund TFTIX 886315571 Lifecvcle Retirement Income TLRIX 886315563

TIQRX TRGIX TILRX TRIRX TRLCX TRCVX

886315753 87244W763 87244W326 87244W672 87244W722 87244W656

09 TIAA Cref Selling Group Agreement.doc

Contract revised 07/09

Mid-Cap Growth Fund TRGMX 87244W888 Mid-Cap Value Fund TRVRX 87244W854 Real Estate Securities Fund TRRSX 87244W789 S&P 500 Index Fund TRSPX 87244W698 Small-Cap Blend Index Fund* TRBIX 87244W565 Small-Cap Equity Fund* TRSEX 87244W821 Social Choice Equity Fund TRSCX 87244W755 International Equity Fund* TRERX 87244W748 International Equity Index Fund* TRIEX 87244W490 Bond Fund TIDRX 886315720 Bond Plus Fund TCBRX 886315605 Bond Index Fund TBIRX 87245M855 High Yield Fund* TIHRX 886315787 Inflation-Linked Bond Fund TIKRX 886315696 Manaqed Allocation Fund TITRX 886315829 Money Market Fund TIEXX 886315688 Short-Term Bond Fund TISRX 886315886 Lifecycle 2010 Fund TClEX 87244W458 Lifecycle 2015 Fund TCLIX 87244W441 Lifecycle 2020 Fund TClTX 87244W433 Lifecycle 2025 Fund TClFX 87244W425 Lifecycle 2030 Fund TClNX 87244W417 Lifecycle 2035 Fund TClRX 87244W391 Lifecycle 2040 Fund TClOX 87244W383 Lifecycle 2045 Fund TTFRX 886315522 Lifecycle 2050 Fund TlFRX 886315514 Lifecycle Retirement Income TLlRX 886315480

Retail Class

Institutional Eauitv Index Fund TINRX 886315746 Growth & Income Fund TIIRX 886315761 laroe-Cap Growth Fund TIRTX 87244W342 large-Cap Value Fund TClCX 87244W466 Mid-Cap Growth Fund TCMGX 87244W870 Mid-Cap Value Fund TCMVX 87244W847 Real Estate Securities Fund TCREX 87244W771 Small-Cap Equitv Fund* TCSEX 87244W813 Social Choice Eauity Fund TICRX 886315738 International Equity Fund* TIERX 886315779 Bond Fund TIORX 886315712 Bond Plus Fund TCBPX 886315407 Bond Index Fund TBllX 87245M616 High Yield Fund* TIYRX 886315811 Inflation-Linked Bond Fund TCllX 87244W474 Manaqed Allocation Fund TIMRX 886315845 Short-Term Bond Fund TCTRX 886315704 Tax-Exempt Bond Fund TIXRX 886315878 Lifecycle Retirement Income Fund TlRRX 886315498

243307-2

Premier Class

Growth & Income Fund TRPGX 87245M103 Social Choice Equity Fund TRPSX 87245M517 International Equity Fund* TREPX 87245M582 LarQe-Cap Value Fund TRCPX 87245M566 Mid-Cap Growth Fund TRGPX 87245M558 Mid-Cap Value Fund TRVPX 87245M541 Real Estate Securities Fund TRRPX 87245M327 International Equity Index Fund* TRIPX 87245M319 Small-Cap Equity Fund* TSRPX 87245M533 Equity Index Fund TCEPX 87245M525 Inflation-Linked Bond Fund TIKPX 87245M459 Large-Cap Growth Fund TILPX 87245M574 Money Market Fund TPPXX 87245M442 Bond Fund TIDPX 87245M491 High-Yield Fund * TIHPX 87245M467 Bond Plus Fund TBPPX 87245M483 Short-Term Bond Fund TSTPX 87245M475 Premier Bond Index TBIPX 87245M590 Lifecycle 2010 Fund TCTPX 87245M434 Lifecycle 2015 Fund TCFPX 87245M426 Lifecycle 2020 Fund TCWPX 87245M418 Lifecycle 2025 Fund TCQPX 87245M392 Lifecycle 2030 Fund TCHPX 87245M384 Lifecycle 2035 Fund TCYPX 87245M376 Lifecycle 2040 Fund TCZPX 87245M368 Lifecycle 2045 Fund TTFPX 87245M350 Lifecycle 2050 Fund TCLPX 87245M343 Lifecycle Retirement Income Fund TPILX 87245M335

* There is a 2.00% Redemption fee on redemptions or exchanges out of Fund shares occurring within 60 calendar days of the initial purchase date for the shares.

243307-2

EXHIBIT B FEES

Dealer shall make and maintain the Funds' shareholder records concerning Customers that are recorded on the Dealer's (or Dealer's designee's) recordkeeping system. For providing such services to the Retirement Class of the Funds, Dealer shall receive as compensation an aggregate fee at the annual rate of 25 basis points of the average net daily net assets of the Customers invested in the Funds. Such fee shall be paid quarterly in arrears no later than the end of the next calendar month after each quarter. No compensation shall be paid for any such services to any other share class of the Funds other than the Retirement share class of the Funds.

In order to receive a service fee for a particular quarter, the fee due to Dealer must amount to at least $100.00.

243307-2

EXHIBIT C MANUAL PROCESSING PROCEDURES

The purchase, sale, redemption and settlement of Shares of the Funds will normally follow NSCC's Fund/SER V Processing Procedures, as delineated in
Section 5 of the Agreement. In the event that such procedures are not followed as delineated in Section 5 of the Agreement, the Manual Processing Procedures below will apply.

1.It is understood and agreed that, in the context of Section 22 of the Investment Company Act of 1940 ("1940 Act") and the rules and public interpretations thereunder by the staff of the U.S. Securities and Exchange Commission, receipt by Dealer of any instructions trom its customers prior to the Close of Trading (as defined below) on any Business Day (as defined below) shall deemed to be receipt by the Funds of such instructions solely for pricing purposes and shall cause purchases and sales to be deemed to occur at the share price for such Business Day (as defined below). Each such instruction shall be deemed to be accompanied by a representation by Dealer that it has received proper authorization trom each Customer whose purchase, sale, exchange or transfer transaction in Shares of the Funds is effected as a result of such instruction.



2.On each business day that the New York Stock Exchange (the "Exchange") is open for business and on which a Fund determines its net asset value ("Business Day"), Dealer may transmit orders for the purchase, sale, exchange or transfer of Shares of the Funds based solely upon the receipt of instructions trom its Customers prior to the close of trading (generally 4:00 p.m. Eastern Time ("ET") on the Exchange (the "Close of Trading")) on such Business Day. Instructions trom Customers of the Dealer received by Dealer prior to the Close of Trading on any given Business Day ("Day 1 ")( such orders are referred to as "Day 1 Trades") and transmitted to the Funds or their designated agent via facsimile, electronic transmission or by a method mutually acceptable to both parties, by no later than 8:00 a.m. ET the next Business Day ("Day 2"), will be executed at the net asset value ("NA V") of each applicable Fund, determined as of the Close of Trading on Day 1. Instructions received by Dealer at or after the Close of Trading on Day 1 (such orders are referred to as "Day 2 Trades") and transmitted to the Funds or their designated agent via facsimile, electronic transmission or by a method mutually acceptable to both parties, by no later than 8:00 a.m. ET on the second Business Day following Day 1 ("Day 3") will be executed at the NA V of each applicable Fund, determined as of the Close of Trading on Day 2.



3.Immediately following the completion of the transmission of any Customer orders by Dealer to Distributor, Dealer will verify that such instructions were received by Distributor by a method mutually acceptable to both parties.



4.By no later than 7:00 p.m. ET on each Business Day, Distributor will use commercially reasonable efforts to communicate to Dealer via a method of communication acceptable to all parties (including, without limitation, via the TIAA-CREF website), the NA V of each Fund, as well as dividend and capital gain information determined at the Close of Trading on that Business Day.



243307-2

5.Dealer shall maintain records sufficient to identify the date and time of receipt of all Customer transactions in Shares of the Funds and shall make such records available upon reasonable request for examination by Distributor, the Funds or their designated representatives, or by appropriate governmental authorities. Upon the reasonable request of Distributor or the Funds, Dealer shall also provide evidence of an internal control system over the processing and transmission of Customer orders for Shares of the Funds, so that in connection with the transmittal by Dealer to Distributor of such orders, Customer orders for Shares of the Funds received after the Close of Trading on Day 1 are not aggregated with orders received before the Close of Trading on Day 1.



6.Day 1 Trades shall settle on Day 2 and Day 2 Trades shall settle on Day 3 (each, respectively a "Settlement Date"). Settlements will be through net Federal fund wire transfers to an account designated by the Funds. In the case of instructions which constitute a net purchase order, Dealer shall initiate a wire transfer of Federal funds for the dollar amount of the net purchase order by 12:00 Noon ET on the Settlement Date to the transfer agent for the Funds. In the event the instructions constitute a net redemption order, Distributor shall cause the Funds to initiate a wire transfer of Federal funds for the dollar amount of the net redemption order by 12:00 Noon ET on the Settlement Date, provided that the Funds reserve the right to (i) delay settlement of redemptions for up to seven (7) Business Days after receiving a net redemption order in accordance with Section 22 of the 1940 Act and Rule 22c-l thereunder, or (ii) suspend redemptions pursuant to the 1940 Act or as otherwise required by law. Settlement will be in U.S. dollars and the Funds may pay redemption proceeds in whole or in part by a distribution in-kind of readily marketable securities that it holds in lieu of cash in conformity with applicable law or regulations.



243307-2

EXHIBIT D DISTRIBUTION PAYMENT ADDENDUM

FINANCIAL SERVICES FOR THE GREATER GOOD'

WHEREAS, the Board of Trustees of the TIAA-CREF Funds (the "Funds") has approved the activation of a previously suspended Distribution Plan (the "Plan") for the Retail Class of the Funds, which provides for reimbursement of expenses in accordance with Rule 12b-1 under the Investment Company Act of 1940, as amended ("Rule 12b-1" and the "1940 Act," respectively);

WHEREAS, Distributor desires to payor reimburse Dealer, and Dealer desires to receive payment, pursuant to the Plan, in accordance with the terms of the Plan and applicable law;

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, Distributor and Dealer hereby agree to amend and/or supplement the Selling Agreement, as set forth in this addendum to the Selling Agreement (the "Addendum").

1. All terms not expressly defined in the Addendum are used with the same meaning as in the Selling Agreement.

2.

Plan Pavrnents.

(a) Distributor may make distribution payments or service payments to Dealer under the Plan ("12b-1 Payments") in accordance with the terms ofthe Plan, Rule 12b1, and this Agreement. Dealer acknowledges that the Plan is a so-called "reimbursement" plan, rather than a "compensation" plan and, accordingly, that it must submit appropriate invoices to Distributor in order to receive reimbursement of its expenses. Dealer also agrees to comply with Distributor's guidelines to intermediaries for 12b-1 Payments, attached hereto as Exhibit D-1, and as they may be reasonably amended by Distributor from time to time and acknowledges that compliance with those guidelines is a condition to Distributor's payment of 12b-1 Payments.

(b) Dealer represents by its submission of an invoice, and its acceptance of any 12b1 Payments that (i) it is providing such distribution or services, (ii) the distribution or services provided by Dealer and its receipt of 12b-1 Payments will comply with Rule 12b-1 and all other applicable laws and regulations, or order of any court, governmental agency, or self-regulatory organization, and
(iii) it will provide to Customers any and all appropriate disclosure relating to such payments that are required for a distributor of the Funds. Distributor represents and warrants that the existence of the Plan, the terms of the Plan, and its activation have been disclosed in the Retail Class Fund's prospectus and/or Statement of Additional Information, as amended (together, the "Prospectus").

(c) The Parties agree that Distributor, the Funds, and their affiliates do not, will not, and will not be expected to direct portfolio securities transactions for the Funds,

243307-2
or any remuneration described in Rule 12b-1(h) of the 1940 Act, to Dealer in consideration of Dealer's promotion or sale of the Shares of Funds. Distributor acknowledges that the Funds have implemented policies and procedures reasonably designed to comply with Rule 12b-1(h).

(d) Dealer agrees to look solely to Distributor for compensation for any distribution services it may provide. In no event shall Dealer seek any such payment from a Fund.

(e) Dealer acknowledges that 12b-1 Payments, with respect to any Retail Class of a Fund, may be terminated at any time, without the payment of any penalty, by vote of a majority of the trustees of the Funds who are not "interested persons" as defined under the 1940 Act and have no direct or indirect financial interest in the operation of the Plan or in any agreement related to the Plan, or by vote of a majority of the outstanding voting securities of that Fund, as defined in the 1940 Act, on not more than sixty (60) days' written notice to Dealer. The Parties also acknowledge that this Addendum will terminate automatically in the event of its assignment.

(f) Dealer acknowledges that all 12b-1 Payments are subject to the limitations contained in the terms of the Plan. Dealer agrees that Distributor has made no representations to Dealer with respect to the Plans in addition to, or conflicting with, the description set forth in the current Prospectus.

(g) Dealer acknowledges and agrees that it will not be paid any 12b-1 Payments by Distributor with respect to a specific time period unless and until Distributor is in receipt of the payments from the Fund pursuant to the Plan for such period, and Distributor's liability to Dealer for the payment of any 12b-1 Payments is limited solely to the fraction of the Fund payments received by Distributor pursuant to the Plan that reflects the value of the Retail Class shares of the Funds distributed and/or serviced by Dealer.

(h) Dealer agrees that it will not share or rebate any portion of any 12b-1 Payments or to otherwise grant any commissions, discounts, or other allowances to any person or entity that is not distributing, or providing shareholder administration or recordkeeping services to Customers for, the Retail Class of the Funds.

3. Distribution and/or Services Provided bv Dealer. Dealer agrees to provide the following distribution and/or services (please check all that apply) in connection with Retail Class shares of the Funds:

[X] Initial and ongoing due diligence on the Retail Class shares of the Funds and consideration for placement of one or more of the Retail Class Funds on "recommended," "preferred," "select" or a similar list of mutual funds maintained by Dealer to the extent that the Funds selected satisfy Dealer' standards for inclusion on any such list.

243307-2

[] Support for Distributor's marketing efforts for the Retail Class of the Funds by granting reasonable requests for Distributor's sales and marketing representatives to communicate with Dealer's sales and marketing representatives about the Retail Class of the Funds. These requests might involve visits to Dealer's offices and/or opportunities to participate in or lead Dealer professional development workshops, study groups and other financial advisor education events.

[] Opportunities to present and exhibitor opportunities at Dealer national and regional conferences.

[X] Distribution of Fund-related information including value-added programs, conference calls, Web casts and fact sheets.

[] Adding Fund-related value-added materials to Dealer publications.

[] Assigning an individual to provide service to each Plan/individual account on Dealer's books with a Retail Class Fund and to reassign the account should that individual no longer be assigned to the account. Dealer will instruct each such individual to regularly contact shareholders having accounts so assigned.

[] Passing through either directly or indirectly to the individual(s) assigned to such accounts a share of the compensation paid to Dealer pursuant to this Agreement. Dealer acknowledges that payments under this Agreement are intended to compensate the individual for providing, and encourage the individual to continue to provide, service to the account holder.

[] Providing telephone support to shareholders of the Retail Class of the Funds and training phone support personnel to answer questions concerning the Retail Class of the Funds.

[] Printing and mailing of Retail Class Fund sales literature.

[] Other:

[must be specified].

4. Supporting Information. Upon Distributor's request, Dealer shall furnish copies or provide access to its books and records, or other information or documents, that are reasonably required to respond to a request or order by a court of competent jurisdiction, a regulatory or self-regulatory authority, the Funds or Distributor, pertaining to any or all expenses incurred by Dealer for which Dealer has sought and/or received 12b-l Payments. These obligations shall survive the termination of this Addendum and the Selling Agreement.

5. Amendment. Severability. This Addendum amends the Selling Agreement only to the extent it is inconsistent with the express terms of the Selling Agreement. If any provision of this Addendum shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Addendum shall not be affected thereby.

6. Applicable Law. This Addendum shall be construed and the provisions hereof interpreted under and in accordance with the laws (without regard, however, to conflicts of law principles) of the State of New York. Notwithstanding the foregoing, if the Selling Agreement specifies that the laws of another State shall govern the Selling Agreement, then this Addendum shall be construed and

243307-2
interpreted in accordance with the laws of that other State.

243307-2

FINANCIAL SERVICES FOR THE GREATER GOOD'

EXHIBIT D-l GUIDANCE FOR INTERMEDIARIES SEEKING PAYMENT UNDER THE TIAA-CREF FUNDS RETAIL CLASS DISTRIBUTION PLAN

1. The Distribution Plan is a so-called "Reimbursement" Plan. The Distribution Plan (the "Plan") for the Retail Class shares of the TIAA-CREF Funds (the "Funds") is different from most mutual fund distribution plans in the industry in that it is a "reimbursement" plan rather than a "compensation" plan. Teachers Personal Investors Services, Inc. ("TPIS") will reimburse intermediaries only for expenses that are eligible under Rule 12b-1 of the Investment Company Act of 1940 ("Rule 12b-l" and the "1940 Act," respectively), described in more detail in Item 4 below.

2. An Aereement with TPIS Addressine 12b-l Reimbursements Is A Condition to Pavment. No payment pursuant to the Plan will be made by TPIS without an agreement (or an addendum to an existing agreement) that specifically addresses Rule 12b-1 payments and the Plan's requirements, executed by both TPIS and the intermediary. Upon execution of a suitable agreement at any time in a particular calendar quarter, an intermediary may seek payment from TPIS pursuant to the Plan for that entire calendar quarter, but not any earlier quarter.

3. Seekine Reimbursement from the Plan is Elective No intermediary is obligated to enter into a new agreement with TPIS or to seek reimbursement for its distribution or servicing expenses. Nor is TPIS required to make any payment to those intermediaries who choose not to receive Plan payments or otherwise satisfy the requirements for receiving reimbursements. Because the plan is a "reimbursement" plan, any Plan amounts that are not actually spent or reimbursed by TPIS will remain with the Retail Class of the Funds and will have the effect of reducing Retail Class expenses.

4. Eligible Expenses - Cateeories. The Board of Trustees of the Funds approved the activation of the Plan with the expectation that it would be used primarily to pay for distribution of Retail Class shares. However, TPIS may, in its sole discretion, permit reimbursements to intermediaries for administrative services and recordkeeping. The nature of the payments expected to be made by TPIS to an intermediary will be specified in the Agreement between TPIS and that intermediary .

Distribution expenses eligible for reimbursement in connection with the Retail Class of the Funds (and only that Class ofthe Funds) are all those expenses eligible under Rule 12b-l. These include, but are not limited to, all of the following:

.. Initial and ongoing due diligence on the Retail Class shares of the Funds and consideration for placement of one or more of the Retail Class Funds on "recommended," "preferred," "select" or a similar list of mutual funds maintained by the intermediary to the extent that the Funds selected satisfy intermediary's standards for inclusion on any such list.

.. Support for Distributor's marketing efforts for the Retail Class of the Funds by granting reasonable requests for Distributor's sales and marketing representatives to communicate with the intermediary's sales and marketing representatives about the Retail Class of the Funds. These requests might involve visits to Dealer's offices and/or opportunities to participate in or lead intermediary professional development workshops, study groups and other financial advisor education events.

243307-2

.. Opportunities to present information about the Retail Class of the Funds and exhibitor opportunities at appropriate intermediary national and regional conferences.

.. Distribution of Fund-related information for the Retail Class of the Funds, including value-added programs, conference calls, Web casts and fact sheets.

.. Adding value-added materials for the Retail Class of the Funds to intermediary publications.

.. Assigning an individual to provide service to each Plan/individual account on the intermediary's books with a Retail Class Fund and to reassign the account should that individual no longer be assigned to the account. The intermediary will instruct each such individual to regularly contact shareholders having accounts so assigned.

.. Passing through either directly or indirectly to the individual(s) assigned to such accounts a share of the compensation paid to the intermediary pursuant to this Agreement. The intermediary acknowledges that payments under this Agreement are intended to compensate the individual for providing, and encourage the individual to continue providing, service to the account holder of Retail Class shares of the Funds.

.. Providing telephone support to shareholders of the Retail Class of the Funds and training phone support personnel to answer questions concerning the Retail Class of the Funds.

.. Printing and mailing of Retail Class Fund sales literature.

5. Eligible Expenses - Lump Sum and Basis Point Amounts. Amounts requested by an intermediary from TPIS may reflect lump sum expenditures by the intermediary (e.g., a bill for printing Retail Class prospectuses to be sent to prospective clients) or amounts that are based upon assets under management (e.g., the intermediary will pay its registered representatives 0.20% ofthe assets distributed by those representatives).

6. Submission of Invoices to TPIS is Required for Reimbursement In accordance with the "reimbursement" nature of the Plan, intermediaries seeking payment from TPIS must submit invoices specifying the dollar amounts that have been expended, or payment sought, by the intermediary during a particular period of time for which the intermediary seeks payment and a description of the expenses or payments. To help expedite intermediary preparation of invoices, and review and payment by TPIS, TPIS is providing intermediaries with an invoice template. Item 4 above describes expenses eligible for payment by TPIS.

7. Use of Invoice Template TPIS is providing intermediaries with an invoice template, attached as Exhibit D-2. (Electronic copies of the template can be obtained by sending a request to DL_TPIS-Inquiries@tiaa-cref.org.) Completion of the invoice template will provide TPIS with all information necessary to evaluate and approve the intermediary's reimbursement request. TPIS strongly prefers that intermediaries use the invoice template to request reimbursement; use of other documentation may delay or jeopardize an intermediary's reimbursement request.

8. Required Invoice Information In each invoice submitted to obtain payment of eligible expenses, the intermediary must specify the following information:

243307-2

.. Name and contact information for the intermediary;

.. Amounts (in dollars or basis points) that have been expended, or would be paid, by the intermediary during a particular period of time, in connection with the Retail Class of the Funds, for which the intermediary seeks payment from TPIS; . The year and calendar quarter when the intermediary made the expenditures for which it seeks reimbursement; and . A description of the expenses incurred or amounts sought.

Each intermediary must also (separately) provide ACH payment instructions to TPIS (a form for that purpose is attached as Exhibit D3) and an IRS Form W-9 prior to TPIS' first payment.

9. Signature and Certification of Invoice Each invoice must also be signed by an authorized signatory for the intermediary (electronic signatures are acceptable), who is identified as such. Each invoice must also include the following certification: "The undersigned intermediary hereby certifies that the monies sought will comply with Rule 12b-l and all other applicable laws, regulations, and orders." Invoices that lack an authorized signature and/or certification will not be approved.

10. How and Where to Submit Invoices to TPIS Invoices should be submitted for payment electronically, to the following e-mail address: DL
12bIFees@tiaa-cref.org. ACH payment instructions and signed IRS Form W-9's should be sent to that same address.

11. Limit on Reimbursements Payments to an intermediary may not exceed an amount that, on an annual basis, would equal 0.25% of the average daily assets of Retail Class shares of the Funds that the intermediary has distributed and/or serviced during that period oftime, as calculated by TPIS based on the Funds' transfer agent's records or such other records as TPIS may reasonably rely upon.

12. TPIS Review of Reimbursement Requests Invoices will generally be reviewed by TPIS once per calendar quarter. Questions about completing an invoice or the processing of an invoice that has previously been submitted should be addressed to DL - TPISInquiries@tiaa-cref.org or James Ramirez ofTPIS at (212) 916-4920.

If TPIS has questions about an invoice submitted for payment, it may ask the intermediary to explain or provide information or records sufficient for TPIS to determine whether or not the invoice should be paid.

If TPIS is unable to approve and pay an invoice, it will promptly notify the intermediary, using the contact information on the invoice. An intermediary will be able to resubmit a revised or corrected invoice, so long as the resubmission is made not more than three months after the end of the calendar quarter for which the intermediary seeks payment. Amounts, if any, ultimately paid by TPIS to an intermediary are subject to TPIS' sole discretion.

13. Timin2 of Submissions and Pavments The Plan will be active effective August 1,2009. TPIS will generally review invoices quarterly, starting with the third calendar quarter of2009. Only one payment request may be submitted by an intermediary for a particular calendar quarter. Invoices must be submitted by intermediaries seeking payment for a particular calendar quarter not more than 30 calendar days after the end ofthe calendar quarter for which the intermediary seeks payment.

TPIS will use its best efforts to pay intermediaries not more than 45 calendar days after it receives an invoice that is in good form and satisfies the requirements of this Guidance. 243307-2

No interest will accrue on amounts paid in connection with prior calendar quarters or uncashed dealer distribution fee checks.

14. Conflictin2 Payment Claims If two or more intermediaries seek payment from TPIS for the same Retail Class shares of the Funds (e.g., a clearing broker and introducing broker), and the requests submitted together exceed an amount that, on an annual basis, would equal 0.25% of the average daily assets of Retail Class shares of the Funds that these intermediaries have distributed and/or serviced during that period of time, as calculated by TPIS, then TPIS shall notify the intermediaries of the conflicting requests and may, in its reasonable, sole discretion, (a) decline to make any payment to the relevant intermediaries unless and until some or all requests are revised, so that all requests do not exceed the Plan's 0.25% threshold; or (b) in the absence of any revised requests within 60 days of that notification, reduce the requests, on a pro rata basis, as needed so that they do not exceed that threshold.

15. Method ofPavment TPIS will pay intermediaries pursuant to the Plan exclusively using the ACH system. In order to receive payment, an intermediary must provide TPIS with ACH system information sufficient for TPIS to make payment. (See Exhibit 2.)

16. Fund and Other Review ofPavments to Intermediaries Intermediaries who accept payments pursuant to the Plan are obligated, upon TPIS' request, to supply TPIS with copies of, or provide access to, books and records, or other information or documents, that are reasonably required for TPIS to respond to requests for information from the Funds about expenses reimbursed or payments accepted by the intermediary under the Plan, or to respond to subpoenas or document requests from regulatory or self-regulatory authorities. The Funds may also, in the course of their intermediary oversight activities, directly request this information from intermediaries who accept Plan payments.

17. Revisions to this Guidance for Intermediaries TPIS reserves the right to revise this Guidance from time to time but will provide intermediaries with at least 60 days' advance notice of any material changes.

FINANCIAL SERVICES FOR THE GREATER GOOD'"

243307-2

                                  Exhibit D-2

                               12b-l Fee Invoice

                     TIAA-CREF Funds -- Retail Class Shares

Date

Company Name:  ("Intermediary")

Intermediary seeks payment from Teachers Personal Investors Services, Inc. ("TPIS") for the dollar amounts below eligible under Rule 12b-l of the Investment Company Act of 1940 that have been expended during the calendar quarter stated below, in connection with the Retail Class of the TIAA-CREF Funds (the "Funds").

Contact Name:

Email:

Address:
Floor:

Phone:

Zip Code:

City:

State:

Retail Class 12b-l Expense Type:
(Please indicate expense type(s) and dollar amount)

- Marketing and Distribution Expenses: $ or Basis Points

(Explained in more detail in TPIS' Guidance for Intermediaries. May include, but not limited to: Due-diligence for fund placement, marketing support, conference/meeting opportunities, value-add programs/materials, personnel expense, telephone and training support, printing and mailing of sales literature/prospectuses)

- Shareholder Servicing Expenses: $ or Basis Points

(Explained in more detail in TPIS' Guidance for Intermediaries. May include:
Administrative services and recordkeeping)

Total Expenses: $ or Basis Points

Expenses incurred during time period:

Quarter: 1_2_3_4-

Year:

Estimate of Retail Class Average Dailv Net Assets during reported time period: $

The undersigned intermediary hereby certifies that this request complies with Rule 12b-l and all other applicable laws, regulations and orders. Intermediary acknowledges that only one request for payment can be made per calendar quarter and the payment may not exceed an annualized amount of 0.25% of the average daily net assets of Retail Class shares of the Funds that Intermediary has distributed and/or serviced during this calendar quarter, as calculated by TPIS based on the Funds' transfer agent's records.

Intermediary Authorized Signature:

Signatory Name:

Title:

Completed invoices (including signature) should be submitted for payment electronically, to DL l2bIFees@tiaa-cref.org. TPIS will rely on your prior ACH instructions unless otherwise notified. Submissions should be submitted within 30 days of quarter end. If you have any questions please email DL TPISInquiries@tiaa-cref.org or call James Ramirez ofTPIS at (212) 916-4920.

-------------------------------------------------------------

TPIS Use Only: Approved:
Comments:

Not Approved:

Initials:

Date:

09 TIAA Cref Selling Group Agreement.doc

Contract revised 07/09

                                  Exhibit D-3

                                 12b-l Fee ACH

                  Form TIAA-CREF Funds -- Retail Class Shares

- I (we) hereby authorize Teachers Personal Investors Services, Inc. ("TPIS"), to initiate debit entries/payments and to initiate, if necessary, credit entries and adjustments for any debit entries in error to our account at the bank ("Bank") designated below.

Authorized by (please print)

Date

Title (please print)

Telephone Number

Corporation Name (as it appears on your bank account)

Federal Taxpayer ID#

Address:

Email:

Zip Code:

Floor:

City:

State:

Bank Information Bank Name:

Telephone Number:

Address:

Branch:

City:

Zip Code:

State:

Transit Number/ABA Number:

Account Number:

This authority is to remain in full force and effect until TPIS has received written notification from me (us) of its termination in such time and in such manner as to afford TPIS and Bank a reasonable opportunity to act on it.

Authorized Signature:

Date:

Completed ACH forms (including signature) along with completed W-9 form should be submitted for payment electronically, to DL 12b-1Fees@tiaa-cref.org. If you have any questions please email DL TPISInquiries@tiaa-cref.org or call James Ramirez ofTPIS at (212) 916-4920.

-----------------------------------------------------------------------------

TPIS Use Only: Approved:
Comments:

Not Approved:

Initials:

Date:

243307-2

                               Exhibit E PREMIER

                  CLASS ADDENDUM, Made as of December 21, 2009

FINANCIAL SERVICES FOR THE GREATER GOOD>

1. Distribution and/or Services Provided by Dealer. Dealer agrees to provide the following distribution and/or services (please check all that apply) in connection with the Premier Class:

[ ] Recordkeeping, transaction processing and/or administrative services for the Premier Class.

[X] Initial and ongoing due diligence on the Premier Class and consideration for placement of one or more of the Funds on "recommended," "preferred," "select" or a similar list of mutual funds maintained by Dealer to the extent that the Funds selected satisfy Dealer' standards for inclusion on any such list.

[ ] Support for Distributor's marketing efforts for the Premier Class by granting reasonable requests for Distributor's sales and marketing representatives to communicate with Dealer's sales and marketing representatives about the Premier Class, such as visits to Dealer's offices and/or opportunities to participate in or lead Dealer professional development workshops, study groups and other financial advisor education events.

[ ] Opportunities to present and exhibitor opportunities at Dealer national and regional conferences.

[X] Distribution of Premier Class-related information including value-added programs, conference calls, Web casts and fact sheets.

[ ] Adding Premier Class-related value-added materials to Dealer publications.

[ ] Assigning an individual to provide service to each Plan/individual account on Dealer's books with the Premier Class and to reassign the account should that individual no longer be assigned to the account. Dealer will instruct each such individual to regularly contact shareholders having accounts so assigned.

[ ] Passing through either directly or indirectly to the individual(s) assigned to such accounts a share of the compensation paid to Dealer pursuant to this Addendum. Dealer acknowledges that payments under this Addendum are intended to compensate the individual for providing, and encourage the individual to continue to provide, service to the account holder.

[ ] Providing telephone support to shareholders of the Premier Class and training phone support personnel to answer questions concerning the Premier Class.

[ ] Printing and mailing of Premier Class sales literature.

[ ] Other (must be specified):

243307-2

2.

Payments to Dealer.

For providing such services to the Premier Class, and subject to Section 5 below, Dealer shall receive as compensation an aggregate fee at the annual rate of 15 basis points of the average net daily net assets of the Customers invested in the Funds. Such fee shall be paid quarterly in arrears no later than the end of the next calendar month after each quarter.

In order to receive a payment on behalf of the Premier Class for a particular quarter, the sum due to Dealer must amount to at least $100.00.

3.

Plan Payments Generally.

(a) To the extent that any of the Funds maintain a Distribution Plan (a "Plan") in accordance with Rule 12b-l of the 1940 Act ("Rule 12b-l") and those Distribution Plans are "compensation" as opposed to "reimbursement" plans, Distributor shall make distribution payments or service payments to Dealer under the Plans for those Funds (each a "Compensation Fund") in accordance with the terms of each Plan, Rule 12b-l of the 1940 Act, and this Addendum.

(b) Dealer represents by its acceptance of any Plan payments that (i) it is providing such distribution or services, (ii) the distribution or services provided by Dealer and its receipt of Plan payments will comply with Rule 12b-l and all other applicable laws and regulations, or order of any court, governmental agency, or self-regulatory organization, and (iii) it will provide to customers any and all necessary disclosures required by law relating to such payments that are required in connection with receipt of Plan payments from the Funds. Distributor represents and warrants that the existence of each Plan, the terms of the Plan, and its activation have been disclosed in the prospectus and/or Statement of Additional Information, as amended (together, the "Prospectus") for each Fund.

(c) The parties agree that Distributor, the Funds, and their affiliates do not, will not, and will not be expected to direct portfolio securities transactions for the Funds, or any remuneration described in Rule 12b-l(h) of the 1940 Act, to Dealer in consideration of Dealer' promotion or sale of the Shares of the Funds. Distributor represents and warrants that the Funds have implemented policies and procedures reasonably designed to comply with Rule 12b-l(h).

(d) Dealer agrees to look solely to Distributor for compensation for any distribution services it may provide to a Compensation Fund. In no event shall Dealer seek any such payment directly from any Fund.

(e) Dealer acknowledges that 12b-l Payments, with respect to any Fund, may be terminated at any time, without the payment of any penalty, by vote of a majority of the trustees of that Fund who are not "interested persons" as defined under the 1940 Act and have no direct or indirect financial interest in the operation of the Plan or in any agreement related to the Plan, or by vote of a majority of the outstanding voting securities of that Fund, as defined in the 1940 Act, on not

243307-2

243307-2

more than sixty (60) days' written notice to Dealer. The Parties also acknowledge that the Agreement will terminate automatically in the event of its assignment.

(f) Dealer acknowledges that all Plan payments are subject to the limitations contained in the terms of each Plan. Dealer agrees that Distributor has made no representations to Dealer with respect to the Plans in addition to, or conflicting with, the description set forth in the current Prospectuses for the Compensation Funds.

(g) Dealer acknowledges and agrees that it will not be paid any Plan payments by Distributor from a Compensation Fund with respect to a specific time period unless and until Distributor is in receipt of the payments from that Compensation Fund pursuant to its Plan for such period, and Distributor's liability to Dealer for the payment of any Plan payments is limited solely to the fraction of the Compensation Fund payments received by Distributor pursuant to the Compensation Fund's Plan that reflects the value of the shares of the Compensation Fund distributed and/or serviced by Dealer.

     (h) Dealer agrees that it will not share or rebate any portion of any 12b-l Payments or to otherwise grant any commissions, discounts, or other allowances to any person or entity that is not distributing, or providing shareholder administration or recordkeeping seryices to Cu,stomers for, the Premier Class of the Funds.

     22c-2 Supplement To Selling Group Agreement Among Teachers Personal Investors Services, Inc., Teachers Advisors, Inc., OneAmerica Securities, Inc., and American United Life Insurance Company ("AULIC") Dated December ~, 2009 (the "Agreement")

Shareholder Information.

AULIC shall generate, on a regular and ongoing basis, and make available to Distributor, electronic transaction reports on transactions in the TIAA-CREF Funds ("the Funds") in a mutually agreed electronic format. The reports shall satisfy the requirements set forth in Section (i) below.

 (i) Agreement to Provide Information. AULIC agrees to provide the Funds, upon request, the taxpayer identification number ("TIN"), the Individual/International Taxpayer Identification Number ("ITIN"), or other government-issued identifier ("GII"), ifknown, of any or all Shareholder(s) (as defined below) of the account and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by AULIC during the period covered by the request.

(A)Period Covered by Request. The request must set forth a specific period, not to exceed 180 days from the date of the request, for which transaction information is sought. The Funds may request transaction information older than 180 days from the date of the request as the Funds deem necessary to investigate compliance with policies established by the Funds for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Funds.

(B)Form and Timing of Response. Dealer agrees to provide, promptly upon request of the Funds or their designee, but in any event not later than five business days after receipt of a request, the requested information specified in paragraph (i) above. If requested by the Funds or their designee, AULIC agrees to use best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified in paragraph (i) above is itself a financial intermediary ("Indirect Intermediary") and, upon further request of the Funds or their designee, promptly either: (i) provide (or arrange to have provided) the information set forth in paragraph (i) above for those Shareholder(s) who hold an account with an Indirect Intermediary; or (ii) restrict or prohibit the Indirect Intermediary from purchasing, in nominee name on behalf of other persons, Shares of the Funds. The format for any transaction information provided to the Fund must be consistent with the NSCC Standardized Data Reporting Format or, if mutually agreed by the parties, an electronically readable database file (e.g., an Excel worksheet).

243307-2

(ii) Agreement to Restrict Trading. AULIC agrees to execute written instructions from the Funds to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Funds as having engaged in transactions of Shares (directly or indirectly through AULIC's account) that violate policies established or utilized by the Funds for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Funds, including, without limitation, the Funds' excessive trading and market timing policies.

(A)Form of Instructions. Instructions to restrict or prohibit trading must include the TIN, ITIN or GU, if known, and the specific restriction(s) to be executed. If the TIN, ITIN or GU is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instructions relate.

(B)Timing of Response. AULIC agrees to execute instructions from the Funds to restrict or prohibit trading as soon as reasonably practicable, but not later than five business days after receipt of the instructions by AULIC.

(C)Confirmation bv AULIC. AULIC must provide written confirmation to the Funds that instructions from the Funds to restrict or prohibit trading have been executed. AULIC agrees to provide confirmation as soon as reasonably practicable, but not later than ten business days after the instructions have been executed.

(iii)Definitions. For purposes of this Supplement:

(A)The term "Funds" includes the Funds, Distributor and any transfer agent(s) of the Funds. The term does not include any "excepted funds" as defined in SEC Rule 22c-2(b) under the Investment Company Act.

(B)The term "Shares" means the interests of Shareholders corresponding to the redeemable securities of record issued by the Fund under the Investment Company Act of 1940 that are held by the Service Provider.

(C)The term "Shareholder" means any beneficial owner of Shares, whether the Shares are held directly or by Dealer or AULIC (or an Indirect Intermediary) in nominee name. Shareholder also means participants of employee benefit plans who are customers of Dealer even if such plans may be deemed to be the beneficial owner of Shares.

(D)The term "written" includes electronic writings and facsimile transmissions.

(E)Other capitalized terms shall be defined as in SEC Rule 22c-2 or, if not defined in that Rule, have the same meaning as used in the Agreement.

243307-2

The parties hereto have executed and delivered this Supplement to the Agreement as of December 21,2009.

DISTRIBUTOR,

TEACHERS PERSONAL INVESTORS SERVICES, INC.
730 Third Avenue New York, NY 10017

By: /s/ Keith H. Rauschenbach
Print Name: Keith H. Rauschenbach
 Title:Managing Director

TEACHERS ADVISORS, INC.
730 Third Avenue New York, NY 10017

By:/s/Keith H. Rauschenbach
Print Name:Keith H. Rauschenbach
Title:Managing Director

243307-2

DEALER,

By:/s/ Nicholas A. Filing

Print Name:Nicholas A. Filing
Title: President

AMERICAN UNITED LIFE INSURANCE COMPANY

By:/s/ Terry Burns

Print Name:Terry Burns
Title: Assistant VP